                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported):  August 14, 1997
                                                        -----------------

                      BELL ATLANTIC - WEST VIRGINIA, INC.
                   -----------------------------------------
            (Exact name of registrant as specified in its charter)


      West Virginia                  1-7150                   55-0142020
      -------------                -----------               -----------
     (State or other            (Commission File           (I.R.S. Employer
      jurisdiction of                Number)              Identification No.)
      incorporation)


     1500 MacCorkle Avenue, S.E.
     Charleston, West Virginia                                25314
    -------------------------------                          -------
  (Address of principal executive offices)                  (Zip Code)


  Registrant's telephone number, including area code:     (304) 343-9911
                                                        -----------------


                               (not applicable)
                ------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

           On August 14, 1997, Bell Atlantic Corporation ("Bell Atlantic"), a Delaware corporation, and NYNEX Corporation ("NYNEX"), a Delaware corporation, consummated a merger (the "Merger") whereby Bell Atlantic Merger Venture, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Bell Atlantic, was merged with and into NYNEX pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated on July 2, 1996, by and between NYNEX and Bell Atlantic and to which Merger Sub also became a party. As a result of the Merger, NYNEX has become a wholly owned subsidiary of Bell Atlantic.

           Prior to the Merger, the assets of NYNEX, through NYNEX's subsidiaries (including, principally, New York Telephone Company and New England Telephone and Telegraph Company), were used to provide a broad range of telecommunications and telecommunications-related services. Bell Atlantic intends to continue such uses for the assets of NYNEX.

Item 7. Financial Statements and Exhibits.

     (c)   The following exhibit is incorporated by reference into this report:

           2.1 Amended and Restated Agreement and Plan of Merger, dated as of April 21, 1996, as amended and restated on July 2, 1996, by and between NYNEX Corporation and Bell Atlantic Corporation (incorporated herein by reference to Exhibit 2 to Bell Atlantic Corporation's Registration Statement on Form S-4
                 No. 333-11573).

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BELL ATLANTIC - WEST VIRGINIA, INC.


                                    By: /s/ Janet M. Garrity
                                        --------------------------------
                                        Janet M. Garrity
                                        Assistant Treasurer



Dated:  August 15, 1997


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